UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 9, 2017

PixarBio Corporation
(Name of Small Business Issuer in its Charter)

Delaware	47-1945113
(State or Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 Boston Avenue, Suite 1875 Medford, MA 02155
(Address of principal executive offices)

(617) 803-8838
(Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure.

PixarBio Corporation (the “Company”) issued a press release, dated January 9, 2017, in which the Company announced the expansion of its Non-Opiate research and development (“R&D”) portfolio to include steroid based injections which can treat acute and chronic pain for up to 90-days. Through its collaborations with CGMP manufacturing, which shall support the Company’s clinical studies program, the Company’s in-house R&D team will focus on expediting the Company’s 3-Day and 7-Day pain treatment clinical studies. Accordingly, FDA approval for the 14-Day NeuroRelease pain treatment is now expected in early 2019, and for the 3-Day and 7-Day NeuroRelease –pain treatments is now expected in late 2019. The 90-Day NeuroRelease pain treatment remains on target for FDA approval in 2020.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1

Press Release dated January 9, 2017– PixarBio Corporation Expands Non-Opiate R&D Portfolio For Pain with Steroid Injections; Collaborates for Clinical cGMP Manufacturing, and Grooms Team For Clinical Studies of NeuroRelease Post-Surgical Pain Treatments 14-Day, 7-Day, and 3-Day

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PixarBio Corporation (the Company)

Dated: January 9, 2017	By:	/s/ Francis M. Reynolds
Francis M. Reynolds
	Title:	Chief Executive Officer

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